INDEX TO PRO FORMA FINANCIAL STATEMENTS



                                                                           Page

Pro Forma Financial Statements

Section A:     Pro forma consolidated financial statements of HFS for
               the 1996 Acquisitions as of and for the year ended
               December 31, 1995.

Section B:     Pro Forma consolidated Statement of Operations of HFS
               excluding the 1996 Acquisitions for the year ended
               December 31, 1995.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The pro forma consolidated balance sheet as of December 31, 1995 is presented as if the acquisitions of the six United States non-owned Century 21 regions ("Century 21 NORS"), the Travelodge(R) and Electronic Realty Associates(R) ("ERA(R)") franchise systems, (collectively, the "1996 Acquisitions") and the proceeds from the February 22, 1996 issuance of $240 million of 4 3/4% convertible senior notes (the "4 3/4% Notes") due 2003, to the extent such proceeds were used to finance the 1996 acquisitions, had occurred on December 31, 1995. The pro forma statement of operations for the year ended December 31, 1995 is presented as if (i) the 1996 Acquisitions and (ii) the issuance of the 4 3/4% Notes occurred on January 1, 1995, and reflects the consolidation of such transactions and the pro forma financial results of HFS prior to the 1996 Acquisitions. The pro forma financial results of HFS include all of HFS' acquisitions prior to 1996. The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, based upon appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations.

     The pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statement of operations does not reflect cost savings and revenue enhancements that management believes may be realized following the acquisitions. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred vendor programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized. The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in their Annual Report on Form 10-K and the financial statements and related notes of the acquired companies included as exhibits in Item 7 of this 8-K/A Form 8-K of the Company dated April 5, 1996.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of December 31, 1995
                                 (In thousands)


                                                                  Historical
                                             ------------------------------------------------
                                                         Century 21                                 Pro Forma
                                                 HFS        NORS      Travelodge       ERA        Adjustments (A)    Pro Forma
                                             ----------- ----------   ----------   ----------    ----------------   -----------
Assets
Current Assets

    Cash and cash equivalents ...........   $   16,109   $    4,956           --   $    7,242    $  (12,198)        $   16,109
    Royalty accounts and notes
        receivable, net .................       37,326        9,617   $    3,726        1,707       (11,324)            41,052
    Relocation receivables ..............       51,180           --           --           --            --             51,180
    Marketing and reservation
        receivables, net ................       22,297           --           --           --            --             22,297
    Other current assets ................       21,304          479          612        2,459        (3,550)            21,875
                                                                                                        571   (D)
    Deferred income taxes ...............       20,200           --           --           --            --             20,200
                                            ----------   ----------   ----------   ----------    ----------         ----------
Total current assets ....................      168,416       15,052        4,338       11,408       (26,501)           172,713
Property and equipment-net ..............       67,892        2,674          333          710        (3,717)            67,892
Franchise agreements-net ................      517,218           --           --       14,780       (14,780)           578,218
                                                                                                     61,000
Excess of cost over fair value of
    net assets acquired-net .............      356,754           --           --           --       164,217            520,971
Deferred income taxes ...................           --           --           --           --         8,445              8,445
Other assets ............................       55,528        3,562        1,420        2,526        (6,108)            60,357
                                                                                                      3,429   (D)
                                            ----------   ----------   ----------   ----------    ----------         ----------
Total ...................................   $1,165,808   $   21,288   $    6,091   $   29,424    $  185,985         $1,408,596
                                            ==========   ==========   ==========   ==========    ==========         ==========

Liabilities and Stockholders' Equity
Current liabilities
    Accounts payable and other accrued
        liabilities .....................   $   80,260   $    5,058   $    3,252   $   20,063    $  (28,373)        $   80,260
    Income taxes payable ................       38,640           --           --           --            --             38,640
    Accrued acquisition obligations .....        3,740           --           --           --        21,708             25,448
    Current portion of long-term debt ...        2,249           35           --        4,374        (4,409)             2,249
                                            ----------   ----------   ----------   ----------    ----------         ----------
Total current liabilities ...............      124,889        5,093        3,252       24,437        11,074            146,597

Long-term debt ..........................      300,778          309           --       10,943       (11,252)           475,858
                                                                                                    175,080
Other non-current liabilities ...........       17,150          579           --       14,152       (14,731)            17,150
Deferred income taxes ...................       82,800           --           --           --            --             82,800
Series A Adjustable Rate
    Preferred Stock of Century 21 .......       80,000           --           --           --            --             80,000

Stockholders' Equity
    Preferred Stock
    Common Stock - issued and outstanding
        HFS Historical, 102,539 and
        pro forma 103,462 ...............        1,025           77           --           --           (67)             1,035
    Additional paid-in capital ..........      475,562          104           --       38,904         6,982            521,552
    Retained earnings (deficit) .........       83,604       15,126        2,839      (59,012)       41,047             83,604
                                            ----------   ----------   ----------   ----------    ----------         ----------
Total stockholders' equity (deficit) ....      560,191       15,307        2,839      (20,108)       47,962            606,191
                                            ----------   ----------   ----------   ----------    ----------         ----------
Total ...................................   $1,165,808   $   21,288   $    6,091   $   29,424    $  185,985         $1,408,596
                                            ==========   ==========   ==========   ==========    ==========         ==========

     See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION A

                       HFS INCORPORATED AND SUBSIDIARIES

                PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)



                                                         Historical                          Pro Forma
                                            Pro Forma  1996 Acquired    Pro Forma             For 1996
                                              HFS (1)    Companies     Adjustments           Acquisition
                                            ---------  ------------    ----------           ------------
Revenue:

      Franchise .........................   $415,173     $ 74,241      $ (4,500)   (B)          $484,914
      Other .............................     71,749       16,358            --                   88,107
                                            --------     --------      ---------                --------
          Total revenue .................    486,922       90,599        (4,500)                 573,021
                                            --------     --------      ---------                --------
Expenses:
      Marketing and reservation .........    149,093       15,868            --                  164,961
      Selling, general and administrative    105,770       55,625        (4,500)   (B)           156,895
      Ramada license fee ................     18,911         --          18,911
      Depreciation and amortization .....     36,586        2,737         5,053    (C)            44,376
      Interest ..........................     25,720        3,323         5,272    (D)            34,315
      Other .............................     13,168      10,089             --                   23,257
                                            --------     --------      --------                 --------
          Total expenses ................    349,248      87,642          5,825                  442,715
                                            --------     --------      --------                 --------
Income before income taxes ..............    137,674        2,957       (10,325)                 130,306
Provision for income taxes ..............     57,019        1,132        (4,109)   (E)            54,042
                                            --------     --------      --------                 --------
Net income ..............................   $ 80,655     $  1,825      $ (6,216)                $ 76,264
                                            ========     ========      ========                 ========

Per Share Information (primary)
      Net income ........................   $   0.73                                            $   0.69
                                            ========                                            ========

      Weighted average common and common
        equivalent shares outstanding ...    116,599                        923    (F)           117,522
                                            ========                   ========                 ========

Per Share Information (fully diluted)
      Net income ........................   $   0.72                                            $   0.68
                                            ========                                            ========
      Weighted average common and common
        equivalent shares outstanding ...    118,436                        923    (F)           119,359
                                            ========                   ========                 ========


---------------

(1) Pro forma for all material transactions, excluding 1996 Acquisitions (See Section B).

Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification

See notes to pro forma consolidated balance sheet and statement of operations.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1995
                                 (In thousands)


                                       Historical
                           ------------------------------
                           Century 21
                               NORS    Travelodge   ERA (1)       Total
                             --------  ----------  --------    --------
Revenue:
    Franchise ............   $ 29,021   $ 18,361   $ 26,859    $ 74,241
    Other ................        403         79     15,876      16,358
                             --------   --------   --------    --------
        Total revenue ....     29,424     18,440     42,735      90,599
                             --------   --------   --------    --------
Expenses:
    Marketing and
         reservation .....      2,912     12,956       --        15,868
    Selling, general and
        administrative ...     22,851      2,648     30,126      55,625
    Depreciation and
        amortization .....        578          8      2,151       2,737
    Interest .............         54       --        3,269       3,323
    Other ................       --         --       10,089      10,089
                             --------   --------   --------    --------
        Total expenses ...     26,395     15,612     45,635      87,642
                             --------   --------   --------    --------
Income (loss) before
    income taxes .........      3,029      2,828     (2,900)      2,957
Provision for income taxes       --        1,132       --         1,132
                             --------   --------   --------    --------
Net income (loss) ........   $  3,029   $  1,696   $ (2,900)   $  1,825
                             ========   ========   ========    ========
---------------

     Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification

     See notes to pro forma consolidated balance sheet and statement of operations.

(1) Reflects the historical statement of operations of Electronic Realty Associates, Inc. ("ERA Inc."). The financial statements which were audited for the year ended December 31, 1995 were those of Electronic Realty Associates LP ("ERA LP") which differ from the ERA Inc. financial statements. The difference is primarily attributable to (i) the home warranty business which was acquired by HFS but is excluded from the audited financial statements of ERA LP; and (ii) an intercompany charge to ERA LP by ERA Inc. Net revenues, total expenses and net loss of ERA LP for the year ended December 31, 1995 were $39.4 million, $47.3 million and $7.9 million, respectively.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES

                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                             STATEMENT OF OPERATIONS


A.    Acquisition of Century 21 NORS, Travelodge and ERA:

     The pro forma acquisition costs of the 1996 Acquisitions have been allocated to assets acquired and liabilities assumed at their estimated fair values. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities as follows ($000's):

                                                         Century 21
                                                            NORS      Travelodge       ERA         Total
                                                         ----------   ----------   ---------    ---------

Cash consideration ...................................   $  94,980    $  39,300    $  36,800    $ 171,080
Issuance of approximately 1 million
    shares of Company common stock ...................      46,000         --           --         46,000
                                                         ---------    ---------    ---------    ---------
Total pro forma acquisition cost .....................     140,980       39,300       36,800      217,080
                                                         ---------    ---------    ---------    ---------

Fair value of net assets acquired:
    Historical book value of acquired companies ......      15,307        2,839      (20,108)      (1,962)
    Elimination of net assets (liabilities) not
          acquired or assumed:
         Cash and cash equivalents ...................      (4,956)        --         (7,242)     (12,198)
         Accounts and notes receivable ...............      (9,617)        --         (1,707)     (11,324)
         Other current assets ........................        (479)        (612)      (2,459)      (3,550)
         Property and equipment ......................      (2,674)        (333)        (710)      (3,717)
         Franchise agreements ........................        --           --        (14,780)     (14,780)
         Other assets ................................      (3,562)         (20)      (2,526)      (6,108)
         Accounts payable and other ..................       5,058        3,252       20,063       28,373
         Current portion of long-term debt ...........          35         --          4,374        4,409
         Long-term debt ..............................         309         --         10,943       11,252
         Other non-current liabilities ...............         579         --         14,152       14,731
Fair value of assets acquired and liabilities assumed:
    Deferred income taxes - current (i) ..............       5,484        1,529        1,432        8,445
    Franchise agreements .............................      11,000       30,000       20,000       61,000
    Accrued acquisition liabilities (ii) .............     (14,098)      (3,930)      (3,680)     (21,708)
                                                         ----------   ----------   ----------   ----------
    Fair value of net assets acquired (iii)...........       2,386       32,725       17,752       52,863
                                                         ----------   ----------   ----------   ----------

Excess of cost over fair value of net assets acquired    $ 138,594    $   6,575    $  19,048    $ 164,217
                                                         =========    =========    =========    =========

(i) The pro forma adjustment to deferred income taxes recorded in connection with acquisitions results from differences in the fair values of net assets acquired and liabilities assumed and their respective income tax bases.

(ii) Accrued acquisition obligations consist of personnel related costs ($6.4 million), facility costs ($5.3 million), professional fees ($8.4 million) and other ($1.7 million).

(iii)Excess of cost over fair value of net assets acquired is as of December 31, 1995 and differs from the amount determined during the Company's purchase price allocation at actual date of acquisition. The total amount, which was valued at $187.4 million, was used as a basis for assumptions made in the pro forma statements of operations.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES

                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                       STATEMENT OF OPERATIONS (continued)


A.    Acquisition of Century 21 NORS, Travelodge and ERA: (continued)

     The pro forma adjustments include the elimination of acquired companies stockholders' net deficit and the issuance of approximately 923,000 shares (based on the average stock price of the Company for a period prior to closing) in connection with the acquisition of the Century 21 NORS. The adjustment to stockholders' equity is calculated as follows ($000's):

                                                         Additional
                                               Common     Paid-in    Accumulated
                                                Stock     Capital       Deficit    Total
                                             --------    ----------  ----------- -------

Issuance of Company common stock .........   $     10    $ 45,990    $   --     $ 46,000
Elimination of acquired companies combined
    stockholders' net deficit ............        (77)    (39,008)     41,047      1,962
                                             --------    --------    --------   --------
Adjustment to stockholders' equity .......   $    (67)   $  6,982    $ 41,047   $ 47,962
                                             ========    ========    ========   ========


B.    Franchise fees and associated revenue:

     The pro forma adjustments reflect the elimination of franchise fees and associated franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements.

C.    Depreciation and amortization:

     The pro forma adjustment for depreciation and amortization is comprised of ($000's):
                                      Century 21
                                         NORS     Travelodge      ERA      Total
                                      ----------  ----------  -------    -------
Elimination of historical
    depreciation and  amortization ..  $  (578)   $    (8)   $(2,151)   $(2,737)
Property and equipment ..............     --         --          189        189
Excess of cost over fair value of net
      assets acquired ...............    3,587        224        873      4,684
Franchise agreements ................      917      1,000      1,000      2,917
                                       -------    -------    -------    -------
Total ...............................  $ 3,926    $ 1,216    $   (89)   $ 5,053
                                       =======    =======    =======    =======

     Century 21 NORS, Travelodge and ERA The estimated fair value of ERA property and equipment is $1.1 million, and is being depreciated on a straight-line basis over the period to be benefited, which is five years. The estimated fair values of Century 21 NORS, Travelodge and ERA's franchise agreements are $11.0 million, $30.0 million and $20.0 million, respectively, and are being amortized on a straight line basis over the periods to be benefited which are twelve, thirty and twenty years, respectively. The estimated fair values of Century 21 NORS, Travelodge and ERA's excess cost over fair value of net assets acquired are $143.5 million, $9.0 million and $34.9 million, respectively and are each being amortized on a straight line basis over the periods to be benefited which are forty years.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES

                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                       STATEMENT OF OPERATIONS (continued)




D.    Interest expense:

          Elimination of historical interest expense              $   (3,323)
          4 3/4% Notes                                                 8,595
                                                                  ----------
          Total                                                   $    5,272
                                                                  ==========

      4 3/4% Notes

     The pro forma adjustment reflects interest expense of $8.0 million and amortization of deferred financing fees of $.6 million, related to the issuance of the 4 3/4% Notes at an interest rate of 4 3/4% per annum, to the extent that such proceeds were used to finance the 1996 Acquisitions. The pro forma adjustment for deferred financing fees reflects $4 million of capitalized costs associated with the issuance of the 4 3/4% Notes which are being amortized over the term of the 4 3/4% Notes.


E.    Income taxes:

      The pro forma adjustment to income taxes is comprised of ($000's):

      Reversal of provision of:
          Pro forma Company excluding 1996 transactions             $  (57,019)
          Travelodge historical                                         (1,132)
      Pro forma provision                                               54,042
                                                                    ----------
          Incremental provision for income taxes                    $   (4,109)
                                                                    ===========

     The pro forma effective tax rate approximates the Company's historical effective tax rate. The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109.

F.    Weighted average common and common equivalent shares outstanding:

     The pro forma adjustment to weighted average reflects the effect of the acquisition of the Century 21 NORS, which were acquired on April, 3, 1996. The issuance price per share was $49.83. The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisitions took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period for purposes of per share calculations.

                                    SECTION A

                        HFS INCORPORATED AND SUBSIDIARIES

                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                       STATEMENT OF OPERATIONS (continued)



G.    Estimated selling and administrative cost savings:

     In connection with its acquisitions, HFS developed related business plans to restructure each of the respective acquired companiesx which will result in future cost savings subsequent to the acquisitions. HFS's restructuring plans in each case were developed prior to the consummation of the respective acquisitions and were implemented concurrent with the consummation of the acquisitions. Restructuring plans included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS's specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to each acquisition that existed prior to consummation. In addition, there are incremental costs in the conduct of activities of the acquired companies prior to the acquisitions that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisitions occurred on January 1, 1995 and the related impact of such cost savings on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):

                       Century    Century 21
                          21          NORS      Travelodge     ERA      Total
                       -------    ----------    ----------   -------   -------

Payroll and related    $ 10,885     $ 7,706     $ 1,110     $ 7,236   $26,937
Professional ......       2,693       1,486         154         387     4,720
Occupancy .........       3,628       2,754         186       1,172     7,740
Other .............       3,128       2,326         167       1,036     6,657
                       --------     -------     -------     -------   -------
Total .............    $ 20,334     $14,272     $ 1,617     $ 9,831   $46,054
                       ========     =======     =======     =======   =======

     The impact on pro forma net income and net income per share of the estimate SG&A cost savings are as follows:
                                      For the Year Ended
                                       December 31, 1995
                                      ------------------

Income before taxes, as reported ....   $130,306
SG&A adjustments ....................     46,054
                                        --------
Income before taxes, as adjusted ....    176,360
Income taxes ........................     72,236
                                        --------
Net income, as adjusted .............   $104,124
                                        ========

Net income per share (primary):
         As adjusted ................   $   0.92

         As reported ................   $   0.69

Net income per share (fully diluted):
         As adjusted ................   $   0.91

         As reported ................   $   0.68

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     The pro forma statement of operations for the year ended December 31, 1995 is presented as if (i) the August 1, 1995 acquisition of Century 21 and; (ii) the acquisition by merger (the "CCI Merger") in May 1995 of Casino & Credit Services, Inc.'s. gambling patron credit information business, Central Credit Inc. ("CCI") occurred on January 1, 1995. The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, based upon appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations.

     The Company has entered into the following transactions which are not reflected in the pro forma statements of operations:

     On March 31, 1995, the Company acquired a 1% general partnership interest for approximately $3.0 million in a limited partnership which will develop, promote and franchise the newly established Wingate Inn franchise system ("Wingate"), a new construction hotel brand. Wingate operations did not commence until March 1995 and are not material to the Company's financial statements. Accordingly, this transaction is not included in the pro forma statement of operations.

     On August 31, 1995, the Company acquired the assets comprising the Knights Inn hotel franchise system, an economy hotel franchise system for approximately $15 million plus expenses. Knights Inn operations are not material to the Company's financial statements. Accordingly, this transaction is not included in the pro forma statement of operations.

     The pro forma consolidated financial statement does not purport to present the results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statement of operations does not reflect cost savings and revenue enhancements that management believes may be realized following the acquisitions. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred alliance programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized. The pro forma consolidated financial statement is based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Statement of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in their Annual Report on Form 10-K and the financial statements and related notes of the acquired companies included as exhibits in Item 7 of Form 8-K of the Company dated April 5, 1996.

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)


                                                      Historical
                                        ----------------------------------
                                                                  Century    Pro Forma
                                            HFS        CCI (1)    21   (1)  Adjustments              Pro Forma
                                        ---------   ----------  ----------  -----------              ---------
Revenue:
     Franchise ......................   $ 361,238   $    --     $  53,992   $     (57)         (A)   $ 415,173
     Other ..........................      51,745       3,326      16,678          --                   71,749
                                        ---------   ---------   ---------   ---------                ---------
         Total revenue ..............     412,983       3,326      70,670         (57)                 486,922
                                        ---------   ---------   ---------   ---------                ---------
Expenses:
     Marketing and reservation ......     143,965        --         5,128        --                    149,093
     Selling, general and
         administrative .............      55,538        --        50,232        --                    105,770
     Ramada license fee .............      18,911        --          --          --                    18,911
     Depreciation and amortization ..      30,857         529       5,217         (17)         (C)      36,586
     Interest .......................      21,789        --         2,904       1,027          (D)      25,720
     Other ..........................       7,018       1,917       4,632        (399)         (B)      13,168
                                        ---------   ---------   ---------   ---------                 --------
         Total expenses .............     278,078       2,446      68,113         611                  349,248
                                        ---------   ---------   ---------   ---------                 --------

Income before income taxes ..........     134,905         880       2,557        (668)                 137,674
Provision for income taxes ..........      55,175         313       2,097        (566)         (E)      57,019
                                        ---------   ---------   ---------   ---------                ---------
Net income ..........................   $  79,730   $     567   $     460   $    (102)               $  80,655
                                        =========   =========   =========   =========                =========

Per Share Information (primary)
     Net income .....................   $    0.74                                                    $    0.73
                                        =========                                                    =========

     Weighted average common
         and common equivalent
         shares outstanding .........     113,817                              2,782           (F)     116,599
                                        =========                           ========                  ========

Per Share Information (fully diluted)
      Net income ....................   $    0.73                                                     $   0.72
                                        =========                                                     ========
      Weighted average common
         and common equivalent
         shares outstanding .........     115,654                               2,782          (F)     118,436
                                        =========                           =========                 ========



---------------

     (1) Reflects results of operations for the period from January 1, 1995 to the respective dates of acquisition.

     Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification

     See notes to pro forma consolidated balance sheet and statement of operations.

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


A.    Franchise revenue:

     The pro forma adjustment reflects the elimination of franchise revenue associated with discontinued Century 21 international based operations.

B.    Other expenses:

     The pro forma adjustment eliminates $399,000 of accounting, legal and other administrative expenses allocated to CCI from CCI's parent which would not have been incurred by the Company.

C.    Depreciation and amortization:

     The pro forma adjustment for depreciation and amortization is comprised of ($000's):
                                           CCI      Century
                                          Merger      21        Total
                                        --------   --------   --------
Elimination of historical
    depreciation and  amortization ..   $  (529)   $(5,217)   $(5,746)
Property and equipment ..............       100        425        525
Information data base ...............       375       --          375
Excess of cost over fair value of net
    assets acquired .................       289      2,912      3,201
Franchise agreements ................      --        1,628      1,628
                                        -------    -------    -------
Total ...............................   $   235    $  (252)   $   (17)
                                        =======    =======    =======


          CCI Merger

     The estimated fair values of CCI's information data base, property and equipment and excess of cost over fair value of net assets acquired are $7.5 million, $1.0 million and $33.8 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are ten, five and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on CCI's position as the dominant provider of gambling patron credit information services since 1956, its ability to generate operating profits, expansion of its customer base and the longevity of the casino gaming industry.

          Century 21

     The estimate fair values of Century 21 property and equipment, franchise agreements and excess cost over fair value of net assets acquired are $5.1 million, $33.5 million and $199.7 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are seven, twelve and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on Century 21's position as the world's largest franchisor of residential real estate brokerage offices, the most recognized brand name in the residential real estate brokerage industry and the longevity of the residential real estate brokerage business.

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES

                         NOTES TO PRO FORMA CONSOLIDATED
                       STATEMENT OF OPERATIONS (continued)


D.    Interest expense:

          Elimination of historical interest expense                 $  (2,904)
          Century 21                                                     2,135
          Minority interest - preferred dividends                        1,796
                                                                     ---------
               Total                                                 $   1,027
                                                                     =========

      Century 21

     The pro forma adjustment reflects the recording of interest expense on $70 million of borrowings under HFS' revolving credit facility at an interest rate of approximately 6.0% which was the variable rate in effect on the date of borrowing. Borrowings represent the amount necessary to finance the initial cash purchase price.

      Effect of 1/8% variance in variable interest rates

     As mentioned above, interest expense was incurred on borrowings under the Company's revolving credit facility, which partially funded the acquisition of Century 21. The Company recorded interest expense using the variable interest rate in effect on the borrowing dates. The effect on pro forma net income assuming a 1/8% variance in the variable interest rate used to calculate interest expense is $26,000. The pro forma net income effect of a 1/8% variance in the interest rate has no impact on earnings per share for the period presented.

      Minority Interest - preferred dividends

     The pro forma adjustment represents dividends on the redeemable Series A Adjustable Rate Preferred Stock of Century 21 issued by Century 21.

E.    Income taxes:

          The pro forma adjustment to income taxes is comprised of ($000's):

               Reversal of historical provision of:
                  Company                                          $   (55,175)
                  CCI                                                     (313)
                  Century 21                                            (2,097)
               Pro forma provision                                      57,019
                                                                   -----------
                  Incremental provision for income taxes           $      (566)
                                                                   ============

     The pro forma effective tax rate approximates the historical effective tax rate. The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109.

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES

                         NOTES TO PRO FORMA CONSOLIDATED
                       STATEMENT OF OPERATIONS (continued)


F.    Weighted average common and common equivalent shares outstanding:

     The pro forma adjustment to weighted average shares consists of the following (000's):
                                                  Issuance
                                                 Price Per
                                                   Share        Shares
                                               ------------     ------

CCI (including dilutive impact of warrants)(i) $      30.60       448
Century 21 (ii).............................          49.88     2,334
                                                                -----
   Total ...................................                    2,782
                                                                =====
(i)  Date of Acquisition, May 11, 1995
(ii  Date of Acquisition, August 1, 1995


     The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisitions took place at the beginning of the period presented; thus, the stock issuances and warrants assumed referred to above are considered outstanding as of the beginning of the period for purposes of per share calculations.

G.    Estimated selling and administrative cost savings:

     In connection with its acquisition of Century 21, HFS developed a related business plan to restructure the acquired company, which will result in future cost savings subsequent to the acquisition. HFS's restructuring plan was developed prior to the consummation of the acquisition and was implemented concurrent with the consummation of the acquisition. The restructuring plan included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS's specific restructuring plan, certain selling, general and administrative expenses may not be incurred subsequent to the acquisition that existed prior to consummation. In addition, there are incremental costs in the conduct of activities of the acquired company prior to the acquisition that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisition of Century 21 occurred on January 1, 1995 and the related impact of such cost savings on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below
($000's):

      Payroll and related                             $    10,885
      Professional                                          2,693
      Occupancy                                             3,628
      Other                                                 3,128
                                                      -----------
      Total                                           $    20,334
                                                      ===========


     The impact on pro forma net income and net income per share of the estimated SG&A cost savings are as follows:

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES

                         NOTES TO PRO FORMA CONSOLIDATED
                       STATEMENT OF OPERATIONS (continued)


G.    Estimated selling and administrative cost savings (continued):

                                                             For the Year Ended
                                                              December 31, 1995
                                                             ------------------
      Income before taxes, as reported                          $      137,674
      SG&A adjustments                                                  20,334
                                                                --------------
      Income before taxes, as adjusted                                 158,008
      Income taxes                                                      63,836
                                                                --------------
      Net income, as adjusted                                   $       94,172
                                                                ==============

      Net income per share (primary):
               As adjusted                                        $       0.85
                                                                  ============

               As reported                                        $       0.73
                                                                  ============

      Net income per share (fully diluted):
               As adjusted                                        $       0.83
                                                                  ============

               As reported                                        $       0.72
                                                                  ============

                                    SECTION B

                        HFS INCORPORATED AND SUBSIDIARIES

                         NOTES TO PRO FORMA CONSOLIDATED
                       STATEMENT OF OPERATIONS (continued)


H.   Accrued acquisition liabilities:

     The company has recorded liabilities for charges to be incurred in connection with the restructuring of acquired Century 21 operations. This acquisition was consummated in 1995 and resulted in the consolidation of facilities, involuntary termination and relocation of employees, and elimination of duplicative operating and overhead activities. The following table provides details of these charges by type:

                                                       Century 21
                                                       ----------

     Personnel related...............................  $12,647
     Facility related................................   16,511
     Other costs.....................................      990
                                                       -------
     Total...........................................  $30,148
                                                       =======
     Terminated employees............................      325

     Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation of excess office space. As of December 31, 1995, approximtely $16.3 million was paid by Century 21 and charged against the restructuring liability.